UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 21, 2016

RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11 -2103466
(STATE OR OTHER JURISDICTION	(COMMISSION	(IRS EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Amsterdam, The Netherlands – October 21, 2016. This week’s MRO Europe conference and exhibition is the stage for the world premier of a new electronically dimmable window (EDW) system using Research Frontiers SPD-Smart technology. Fokker Services, a division of GKN Aerospace, launched “Element EDW,” a new electronically dimmable window system for commercial airliners. Developed in collaboration with Research Frontiers licensee InspecTech Aero Service, this “smart transparency” controls and manages both beneficial and undesirable outside elements coming into aircraft cabins through passenger windows.

Fokker’s SPD-Smart Element EDW dramatically improves the airline passenger experience, for all on board, by instantly and precisely managing the optimum amount of healthy daylight for passenger comfort and well-being, and rejecting uncomfortable heat and noise. The lightweight EDW has no moving parts and replaces components including window shades, “scratch panes” and other parts that require high maintenance.

This week at the GKN/Fokker MRO Europe booth, Fokker unveiled an Element EDW product designed for retrofit installation on airlines’ single-aisle and dual-aisle aircraft that are in-service. In a Fokker press release, the company indicated they are “planning first delivery of the product in Q3 of 2017.” Fokker’s Element EDW, supplied by InspecTech Aero Service and using Research Frontiers SPD-Smart film technology, improves the cabin atmosphere by controlling outside elements coming through windows:

Daylight: At the touch of a button, passengers have the ability to precisely control the amount of light and glare coming through windows – from clear to darkly opaque and any level in between. They can continue to enjoy views by tinting their Element EDW to a comfortable level of light, rather than blocking their view with a shade. Aircraft cabin daylight management benefits all passengers, not just those seated at windows. Cabin-wide electronic control over all EDWs, operated automatically with photosensors or manually by the crew, results in the optimum level of daylight throughout the cabin at all times. Cabins equipped with Element EDWs are instantly transformed by optimizing healthy daylighting, enhancing views, and delivering a more open feeling with greater perceived space.

Light entering aircraft cabins through windows is a welcome cabin element – but only if it can be managed. Element EDWs provide the solution. Other outside elements coming through passenger windows – heat and noise – are unwelcome elements. OEMs and airlines make substantial investments in thermal and acoustic insulation materials that are integrated into the fuselage. However, the window openings have always been the “weak link” in limiting heat and noise entering the cabin. Until now. Element EDWs provide the solution.

Heat: Windows are the primary source of solar heat entering the cabin when the aircraft is on the ramp. The cabin becomes uncomfortably warm when on the ground, and passengers suffer. Element EDWs include transparent thermal insulation films, and provide welcome relief by delivering a cooler cabin. In addition to the thermal insulation layers, when the aircraft is parked, Element EDWs automatically switch darkly tinted, further increasing heat-blocking. No passenger or flight attendant actions are needed for this benefit.

Noise: Studies by NASA and others have demonstrated that windows are a primary source of noise entering an aircraft cabin. Passengers experience conscious and subconscious psychological and physiological distress. Element EDWs include innovative transparent acoustic insulation films, and these layers, plus the other films in the laminated panel, offer passengers a quieter cabin throughout the flight.

Element EDWs also offer a modern, aesthetically pleasing cabin interior. The design teams of Fokker Services and InspecTech Aero Service have developed an SPD-Smart EDW product that is easily integrated into the back of the cabin sidewall. This results in Element EDWs having a larger surface area than the window opening. When passengers view Element EDWs set to maximum darkness or intermediate tint levels, they perceive much larger windows. OEM and airline studies indicate that size matters – larger passenger windows are highly valued, and this Element EDW feature further improves the passenger experience.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The Research Frontiers press release is also available on the Company’s website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute “forward-looking” statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as “believe”, “estimate”, “project”, “intend”, “expect”, or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management’s current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition and several business factors. Additional information regarding these and other factors may be included in the Company’s quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers Press Release dated October 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

By:	/s/ Seth L. Van Voorhees
Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: October 25, 2016